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                                                                 Exhibit 99







FOR IMMEDIATE RELEASE                   CONTACT:
February 6, 1996                        Natalie D. Bailey
                                        717-534-7631
                                        FINANCIAL CONTACT:
                                        James A. Edris
                                        717-534-7556


The following information was released to the news media today


HERSHEY, Pa. --- The Board of Directors of Hershey Foods Corporation today declared a regular quarterly dividend of $.36 on the Common Stock, and $.325 on the Class B Common Stock. The dividends are payable March 15, 1996, to stockholders of record February 23, 1996. It is the 265th consecutive regular dividend on the Common Stock and the 46th consecutive regular dividend on the Class B Common Stock.

The Board of Directors today also approved an authorization to acquire, from time to time in the open market or through privately negotiated transactions, up to $200 million of its Common Stock. This authorization, which follows a $200 million program authorized in mid-1993, will be funded by the strong cash flow of the Corporation. The shares of the Common Stock acquired by the Corporation will be held as Treasury shares.